Exhibit 4.5

SHARE CERTIFICATE

Number AX	Shares XXXXX

Cheche Group Inc.

THIS SHARE CERTIFICATE CERTIFIES THAT as of XXXXXXX, XXXXXX of XXXXXXXXX is the registered holder of XXXXXXX fully paid Class A Ordinary Shares of a par value of USD0.00001 per share in the above named Company which are held subject to, and transferable in accordance with, the Memorandum and Articles of Association of the Company (as Revised).

In Witness Whereof the Company has authorised this certificate to be issued on the XXXXXXXXXXXXX.

By
Director